Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of Alpine 4 Holding, Inc. of our report dated May 5, 2023, relating to the consolidated financial statements of Alpine 4 Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Phoenix, Arizona
October 4, 2023
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